Exhibit 4.4

                       DIAGNON CORPORATION (THE "COMPANY")



                             1988 STOCK OPTION PLAN

 1.      PURPOSE

        This 1988 Stock Option Plan (the "Plan") is intended to encourage the ownership of Common Stock of the Company by eligible key employees of the Company and to provide incentives for them to exert maximum efforts for the welfare of the Company. By extending to key employees the opportunity to acquire equity interests in the Company and to participate in its success, the Plan is expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available talent and by rewarding key management and technical personnel for their part in increasing the value of the Company's shares. The Company also recognizes that it relies heavily upon the contributions of independent consultants retained on a regular basis and on the efforts of members of the Board of Directors who are not employees. The Company also wishes to extend to these consultants and directors the opportunity to acquire equity interests in the Company and participate in its success.

2.       STOCK SUBJECT TO THE PLAN

         The Company may issue a maximum of eighty-three thousand, three hundred, and thirty-three (83,333) shares of the Company's Common Stock, par value one cent (0.01), to satisfy Options granted under this Plan. The Company shall at all times reserve a sufficient number of shares, which may be unissued or reacquired, to honor all Options then exercisable. If any Option previously granted shall expire or terminate for any reason without having been fully exercised, the unpurchased shares shall again become available for the purposes of the Plan.

3.       ADMINISTRATION

         3.1 The Plan shall be administered by a Compensation Committee (the "Committee") initially consisting of two directors to be appointed by the Board of Directors (the "Board"), none of whom shall be eligible to be granted Options under this Plan.

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         3.2 The Committee shall have the power, subject to and within the limits of the express provisions of the Plan, to determine:

                 (a) which eligible employees, officers, directors, and consultants of the Company shall be granted Options under the Plan;

                (b) the time or times, during the term of each Option,' within which all or portions of the Option may be exercised;

           (c) whether, on the date of exercise of an Option or portion thereof, the Optionee must pay the entire Option price or only some part thereof, the balance to be paid within one year from the date of exercise of the Option, provided that payment tendered on ,the date of. exercise equals or exceeds the aggregate par value of the shares purchased;

                  (d) the number of shares for which an Option or Options shall be granted;

         (e) the terms and provisions of each Option granted; (f) the proper construction and interpretation of the Plan and Options granted under it and the establishment, amendment and revocation of rules and regulations for its administration; and

         (g) generally all questions of policy and expediency that may arise, including the correction of any defect or omission in the Plan and the reconciliation of any inconsistency in the Plan or any Option agreement in any manner and to the extent the Committee shall deem necessary or expedient to make the Plan fully effective.

         3.3 The Board may, at any time by resolution, revoke the delegation of the Committee and revest in the Board all or any part of the powers hereinabove vested in the Committee.

4.       PERSONS ELIGIBLE TO RECEIVE OPTIONS

         Options may be granted only to salaried officers and employees of the Company and its subsidiaries (being companies in which the Company owns more than 50 percent of the voting capital stock) selected by the' Committee (including members of the Board who are salaried employees of the Company or its subsidiaries and perform services for the Company beyond those customarily performed by members of the Board of Directors) ("Qualifying Optionees"), (ii) consultants who provide services to the Company in the research and development of its products and (iii) members of the Board other than those who are Qualifying Optionees or who are members of the Compensation Committee. Qualifying Optionees may not receive Options prior to the date on which employment by the Company actually commences.

5.      TERMS OF OPTION AND OPTION AGREEMENTS



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         Each Option granted to a Qualifying Optionee (being "Incentive Stock
Options") shall be evidenced by a written Stock Option Agreement (a "Qualifying Option Agreement") which shall expressly identify the Options as "Incentive Stock Options," i.e., Options within the meaning of Section 422A at the Internal Revenue Code. Each Option granted to each other person eligible to receive Options hereunder shall be evidenced by a written Stock Option Agreement which shall expressly identify the Options"as other than "Incentive Stock Options." Unless specifically identified herein as applicable to Incentive Stock Options, the provisions of' this Plan shall apply to both Incentive Stock Options and Options other than Incentive Stock Options. Each Qualifying Option Agreement and each Stock Option Agreement shall (a) be in such form and contain such provisions as the Board or the Committee shall from time to time deem appropriate, (b) include in substance, by appropriate language, all of the applicable following provisions:

        5.1 The Option price shall equal or exceed the Fair Market Value of the stock at the time the Option is granted as the Committee determines. For the purposes of this Plan, "Fair Market Value" means, on a per share basis, if shares of Common Stock are traded in the over-the-counter market, the mean of the bid and ask prices for Common Stock on the trading day immediately preceding the date on which the Committee shall grant the Options or, if Common Stock is listed on any national securities exchange, the closing price for Common Stock on the trading day immediately preceding the date on which the Committee shall grant the Options (or if no sale was made on such exchange on that date, on the next preceding day on which there was such a sale). If the Committee grants an Option to a person who owns, on the date of the grant, more than 10 percent of the voting stock of the Company, the Option price shall be at least 110 percent of the Fair Market Value of the stock on the date the Option .is granted.

         5.2 The Option may be granted at any time within ten years from the date on which the Plan is approved by the stockholders.

         5.3 No Option may be exercised more than ten years after the date such Option is granted.

         5.4 Incentive Stock Options granted under this Plan to a Qualifying Optionee are not required to be exercised in the order in which they are granted. Incentive Stock Options granted before January 1, 1987 under any previous Stock Option Plan, however, must be exercised in the order in which they were granted.

         5.5 An Option may not be exercised, to any extent, either by the person to whom it was granted or by any person after his death, unless the person to whom the Option was granted has remained in the continuous' employ of the Company, or has been a consultant to or director of the Company, for not less than six months from the date of grant.

         5.6 A Qualifying Optionee may not dispose of shares acquired through exercise of an

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Option (I) within two years from the date of the granting of the Option or (ii)
within one year after the transfer of the shares to him by the Company and qualify for the tax treatment provided by Section 421(a) of the Internal Revenue Code.

         5.7 The Company will seek from every regulatory commission or agency having jurisdiction such authority as may be required to issue and sell shares of stock to satisfy the Options. The Company's inability to obtain from any such regulatory commission or agency authority, which counsel for the Company deems necessary for the lawful issuance and sale of the Company's stock to satisfy the Options, shall relieve the Company from any liability for failure to issue and sell stock to satisfy otherwise properly exercised Options until such time as such authority is obtained or is obtainable.

         5.8 Neither a person to whom an Option is granted nor his legal representative, heir, legatee or distributee, shall be deemed to be a holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until he has exercised his Option in complete accordance with the terms thereof.

         5.9 An Option shall not be transferable except by will or by the laws of descent and distribution. During the lifetime of the person to whom the Option is granted, he alone may exercise it.

         5.10 An Option granted to a Qualifying Optionee shall terminate if the person to whom it is granted ceases to be continuously employed by the Company, except (I) if such person's employment is terminated for reason other than death, permanent or total disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code) or dismissal for cause, he may exercise his Option to the extent that he was entitled to do so at the date of his termination at any time within three months following the date of such termination; (ii) if his continuous employment is terminated for reason of permanent or total disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code), he or his legal representative, in the event the employee is legally incapable of doing so, may exercise his Option to the extent that he was entitled to do so at the date of his termination at any time within one year following the date of such termination; or (iii) if his continuous employment is terminated by death or the employee's death occurs within three months of his termination of employment, such termination being for reason other than dismissal for cause, his Option may be exercised at any time within one year following his death by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent or distribution, but only to the extent that such Option was exercisable by him on the date of termination of his employment. Nothing in this paragraph is intended to extend the stated term of the Option and in no event may an Option be exercised by anyone after the expiration of its stated term.

         5.11 Purchase for Investment. Nothing in this Plan or in any Option granted hereunder shall confer on any Optionee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate his employment at any time. In the event


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that the Company has not registered the shares with respect to which Options are being exercised under the Securities Act of 1933, as amended, each Optionee electing to purchase shares will be required to represent that he is acquiring such shares for investment purposes only and not with a view to the sale or distribution thereof and to make such other representations as are deemed necessary by counsel to the Company. Stock certificates evidencing such unregistered shares acquired upon exercise of Options shall. bear a restrictive legend (unless, in the opinion of counsel for the Company, such a legend is not necessary) stating as follows:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under said Act.

6.       LIMIT ON STOCK SUBJECT TO OPTIONS

         6.1 No Option may be granted under this Plan if, when added to the number of shares that may be issued upon the exercise of Options already granted under this Plan, the number of shares that may be issued upon the exercise of that Option would exceed 5 percent of the then issued and outstanding Common Stock of the Company.

         6.2 The aggregate Fair Market Value (determined at the time Options are granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by a Qualifying Optionee during any calendar year shall not exceed $100,000.


7.       TIME OF GRANTING OPTION

         The date on which an Option shall be deemed granted shall be the date on which a majority of the members of the Board or the Committee shall, at a meeting, make such determination.


8.       AMENDMENT OF THE PLAN

         The Board or the Committee may, at any time, amend the Plan; provided, however, that no amendment shall be made, except upon approval by a majority of the shares of the Company entitled to vote and voting in person or by proxy at the Company's Annual Meeting of stockholders, which will:

                  (a) Increase the number of shares reserved for Options under the Plan.

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                  (b) Change in substance Section 4, designating the employees eligible to receive and exercise Incentive Stock Options under the Plan.

         The rights and obligations created under any Option granted before amendment of the Plan shall not be altered or impaired by such amendment without consent of the person to whom the Option was granted or to whom rights under an Option shall have passed by will or by laws of descent or distribution.




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9.       TERMINATION OR SUSPENSION OF THE PLAN

         The Board may at any time suspend or terminate the Plan. The Plan, "unless sooner terminated, shall terminate upon the earlier of (I) ten from the date on which the Plan is approved by the stockholders, or (ii) the date on which the Plan is adopted by the Company's Board of Directors.

         The Plan will also terminate if Incentive Stock Options are exercised for all the common stock reserved for issuance under the plan. An Option may not be granted while the Plan is suspended or after it is terminated.

         The rights and obligations created under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted. The termination of this Plan shall not affect and restrictions previously imposed on shares issued pursuant to this Plan.

10.      EFFECTIVE DATE

         The Plan shall be deemed adopted upon the earlier of (I) approval by vote of the holders of the majority of the shares of the Company entitled to vote and voting in person or by proxy on the matter, or (ii) the date on which the Plan is adopted by the Company's Board of Directors. The Plan shall not be effective (and no Options can be granted), however, until it is approved by vote of the holders of the majority of shares of the Company entitled to vote and voting in person or by proxy on the matter.



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